NEWS RELEASE
FORWARD AIR CORPORATION REPORTS
THIRD QUARTER 2017 RESULTS AND
QUARTERLY CASH DIVIDEND

GREENEVILLE, Tenn.- (BUSINESS WIRE) - October 25, 2017 - Forward Air Corporation (NASDAQ:FWRD) today reported operating revenue, income from operations, net income and diluted earnings per share for the three and nine months ended September 30, 2017.

Operating revenue for the quarter ended September 30, 2017 increased 12.3% to $280.2 million from $249.6 million for the same quarter in 2016. Income from operations was $26.9 million, compared to $24.7 million in the prior year quarter. Net income during the period was $18.2 million compared to $11.9 million in the third quarter of 2016. Net income per diluted share for the third quarter of 2017 was $0.60 compared to $0.39 in the prior year quarter. Adjusted to exclude the impact of the second quarter 2016 TQI impairment on income taxes, prior year quarter adjusted earnings per share was $0.51.

Bruce A. Campbell, Chairman, President, and CEO, commenting on the third quarter results said, "During the third quarter, our business units delivered solid revenue and earnings growth on one less operating day. Our Expedited LTL group drove strong volumes despite weather-related slowdowns and a tightening Truckload market. Truckload Premium Services also grew its revenues but faced a greater reliance on brokered miles amid a challenging driver recruitment environment. Our Intermodal group showed good growth as it continued to integrate the Atlantic acquisition. Pool Distribution also overcame weather-related impacts to deliver another great quarter."

Commenting on the Company’s third quarter results, Michael J. Morris, Senior Vice President and CFO, said, "Our third quarter net income per diluted share reflects a $0.02 benefit related to a discrete tax item.  When excluding this impact, we would have been at the middle of our $0.56-$0.60 guidance range.” Regarding the Company’s fourth quarter 2017 guidance, Mr. Morris said, “We expect fourth quarter year-on-year revenue growth to be 12% to 16%. We expect net income per diluted share to be between $0.60 and $0.64, compared to $0.42 in the prior year quarter.” The fourth quarter of 2016 includes tax ramifications related to the impairment of TQI's intangible assets. When excluded, adjusted net income per diluted share was $0.58 for the fourth quarter of 2016.

A tabular reconciliation of non-GAAP financial measures to reported results prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) is contained in the financial summary statements attached to this press release.

On October 24, 2017, our Board of Directors declared a quarterly cash dividend of $0.15 per share of common stock. The dividend is payable to shareholders of record at the close of business on November 23, 2017, and is expected to be paid on December 8, 2017.

This quarterly dividend is pursuant to a cash dividend policy approved by the Board of Directors, which anticipates a total annual dividend of $0.60 per share of common stock, payable in quarterly increments of $0.15 per share of common stock. The actual declaration of future cash dividends, and the establishment of record and payment dates, is subject to final determination by the Board of Directors each quarter after its review of the Company's financial performance.

Review of Financial Results

Forward Air will hold a conference call to discuss third quarter 2017 results on Thursday, October 26, 2017 at 9:00 a.m. EDT. The Company’s conference call will be available online at https://www.forwardaircorp.com or by dialing (800) 230-1092. A replay of the conference call will be available at https://www.forwardaircorp.com beginning shortly after the completion of the live call.

About Forward Air Corporation

Forward Air keeps your business moving forward by providing services within four business segments: Expedited LTL (provides expedited regional, inter-regional and national LTL services, including local pick-up and delivery, shipment consolidation/deconsolidation, warehousing, and customs brokerage by utilizing a comprehensive national network of terminals); Truckload Premium Services (provides expedited truckload brokerage, dedicated fleet services, as well as high-security and temperature-controlled logistics services); Intermodal (provides first-and last-mile high-value drayage services both to and from seaports and railheads, dedicated contract and Container Freight Station warehouse and handling services); and Pool Distribution (provides high-frequency handling and distribution of time sensitive product to numerous destinations within a specific geographic region). For more information, visit our website at https://www.forwardaircorp.com.

Forward Air Corporation
Consolidated Statements of Comprehensive Income
(In thousands, except per share data)
(Unaudited)

	Three months ended		Nine months ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Operating revenue:
Expedited LTL	$155,703	$144,337	$448,571	$423,410
Truckload Premium Services	45,941	42,210	132,912	120,270
Pool Distribution	39,180	36,437	113,838	101,153
Intermodal	42,292	27,579	105,853	76,391
Eliminations and other operations	(2,915)	(1,011)	(6,474)	(3,487)
Operating revenue	280,201	249,552	794,700	717,737

Operating expenses:
Purchased transportation	123,326	105,039	342,017	300,783
Salaries, wages and employee benefits	64,882	60,161	191,282	175,857
Operating leases	16,809	16,215	47,205	44,684
Depreciation and amortization	10,326	9,399	30,578	28,409
Insurance and claims	7,844	7,170	21,379	19,213
Fuel expense	4,096	3,416	11,448	9,375
Other operating expenses	26,020	23,452	70,895	65,218
Impairment of goodwill, intangibles and other assets	—	—	—	42,442
Total operating expenses	253,303	224,852	714,804	685,981
Operating (loss) income:
Expedited LTL	23,204	21,014	64,596	63,026
Truckload Premium Services	136	2,038	3,699	(36,679)
Pool Distribution	681	66	3,672	(191)
Intermodal	3,480	3,041	9,133	8,170
Other operations	(603)	(1,459)	(1,204)	(2,570)
Income from operations	26,898	24,700	79,896	31,756

Other income (expense):
Interest expense	(288)	(216)	(806)	(1,230)
Other, net	(2)	(4)	(11)	(149)
Total other income (expense)	(290)	(220)	(817)	(1,379)
Income before income taxes	26,608	24,480	79,079	30,377
Income tax expense	8,453	12,549	27,131	15,413
Net income and comprehensive income	$18,155	$11,931	$51,948	$14,964

Net income per share:
Basic	$0.60	$0.39	$1.72	$0.49
Diluted	$0.60	$0.39	$1.71	$0.49

Dividends per share:	$0.15	$0.12	$0.45	$0.36

Expedited LTL Segment Information
(In millions)
(Unaudited)

	Three months ended
	September 30,	Percent of	September 30,	Percent of		Percent
	2017	Revenue	2016	Revenue	Change	Change
Operating revenue	$155.7	100.0%	$144.3	100.0%	$11.4	7.9%

Operating expenses:
Purchased transportation	64.0	41.1	56.3	39.0	7.7	13.7
Salaries, wages and employee benefits	35.2	22.6	33.8	23.4	1.4	4.1
Operating leases	9.4	6.0	9.0	6.2	0.4	4.4
Depreciation and amortization	5.4	3.5	5.5	3.8	(0.1)	(1.8)
Insurance and claims	3.3	2.1	3.9	2.7	(0.6)	(15.4)
Fuel expense	0.9	0.6	0.8	0.6	0.1	12.5
Other operating expenses	14.3	9.2	14.0	9.7	0.3	2.1
Total operating expenses	132.5	85.1	123.3	85.4	9.2	7.5
Income from operations	$23.2	14.9%	$21.0	14.6%	$2.2	10.5%

Expedited LTL Operating Statistics

	Three months ended
	September 30,	September 30,	Percent
	2017	2016	Change

Operating ratio	85.1%	85.4%	(0.4)%

Business days	63.0	64.0	(1.6)
Business weeks	12.6	12.8	(1.6)

Expedited LTL:
Tonnage
Total pounds ¹	636,009	588,929	8.0
Average weekly pounds ¹	50,477	46,010	9.7

Linehaul shipments
Total linehaul	986,632	909,787	8.4
Average weekly	78,304	71,077	10.2

Forward Air Complete shipments	242,902	195,594	24.2
As a percentage of linehaul shipments	24.6%	21.5%	14.4

Average linehaul shipment size	645	647	(0.3)

Revenue per pound [2]
Linehaul yield	$16.89	$17.71	(3.7)
Fuel surcharge	1.11	1.06	0.2
Forward Air Complete	3.94	3.49	2.1
Total Expedited LTL yield	$21.94	$22.26	(1.4)%

¹ - In thousands
[2] - In dollars per hundred pound; percentage change is expressed as a percent of total yield.

Truckload Premium Services Segment Information
(In millions)
(Unaudited)

	Three months ended
	September 30,	Percent of	September 30,	Percent of		Percent
	2017	Revenue	2016	Revenue	Change	Change
Operating revenue	$45.9	100.0%	$42.2	100.0%	$3.7	8.8%

Operating expenses:
Purchased transportation	33.9	73.9	29.7	70.4	4.2	14.1
Salaries, wages and employee benefits	5.0	10.9	4.9	11.6	0.1	2.0
Operating leases	0.3	0.6	0.1	0.2	0.2	200.0
Depreciation and amortization	1.6	3.5	1.5	3.6	0.1	6.7
Insurance and claims	2.0	4.4	1.1	2.6	0.9	81.8
Fuel expense	0.8	1.7	0.7	1.7	0.1	14.3
Other operating expenses	2.2	4.8	2.2	5.2	—	—
Total operating expenses	45.8	99.8	40.2	95.3	5.6	13.9
Income from operations	$0.1	0.2%	$2.0	4.7%	$(1.9)	(95.0)%

Truckload Premium Services Operating Statistics

	Three months ended
	September 30,	September 30,	Percent
	2017	2016	Change

Company driver [1]	1,990	1,761	13.0%
Owner operator [1]	11,454	13,125	(12.7)
Third party [1]	11,263	8,339	35.1
Total Miles	24,707	23,225	6.4

Revenue per mile	$1.79	$1.78	0.6

Cost per mile	$1.44	$1.37	5.1%

¹ - In thousands

Pool Distribution Segment Information
(In millions)
(Unaudited)

	Three months ended
	September 30,	Percent of	September 30,	Percent of		Percent
	2017	Revenue	2016	Revenue	Change	Change
Operating revenue	$39.2	100.0%	$36.4	100.0%	$2.8	7.7%

Operating expenses:
Purchased transportation	10.4	26.5	10.1	27.7	0.3	3.0
Salaries, wages and employee benefits	15.3	39.0	14.4	39.6	0.9	6.3
Operating leases	3.3	8.4	3.3	9.1	—	—
Depreciation and amortization	1.7	4.4	1.4	3.8	0.3	21.4
Insurance and claims	1.1	2.8	1.0	2.7	0.1	10.0
Fuel expense	1.3	3.3	1.2	3.3	0.1	8.3
Other operating expenses	5.4	13.8	4.9	13.5	0.5	10.2
Total operating expenses	38.5	98.2	36.3	99.7	2.2	6.1
Income from operations	$0.7	1.8%	$0.1	0.3%	$0.6	600.0%

Intermodal Segment Information
(In millions)
(Unaudited)

	Three months ended
	September 30,	Percent of	September 30,	Percent of		Percent
	2017	Revenue	2016	Revenue	Change	Change
Operating revenue	$42.3	100.0%	$27.6	100.0%	$14.7	53.3%

Operating expenses:
Purchased transportation	17.5	41.4	9.7	35.1	7.8	80.4
Salaries, wages and employee benefits	9.0	21.3	6.6	23.9	2.4	36.4
Operating leases	3.8	9.0	3.3	12.0	0.5	15.2
Depreciation and amortization	1.7	4.0	1.0	3.6	0.7	70.0
Insurance and claims	1.2	2.8	0.8	2.9	0.4	50.0
Fuel expense	1.1	2.6	0.7	2.5	0.4	57.1
Other operating expenses	4.5	10.6	2.5	9.1	2.0	80.0
Total operating expenses	38.8	91.7	24.6	89.1	14.2	57.7
Income from operations	$3.5	8.3%	$3.0	10.9%	$0.5	16.7%

Forward Air Corporation
Consolidated Balance Sheets
(In thousands)
(Unaudited)
	September 30, 2017	December 31, 2016 (a)
Assets
Current assets:
Cash and cash equivalents	$12,423	$8,511
Accounts receivable, net	132,100	116,602
Other current assets	13,319	11,157
Total current assets	157,842	136,270

Property and equipment	383,890	379,021
Less accumulated depreciation and amortization	192,109	178,816
Net property and equipment	191,781	200,205
Goodwill and other acquired intangibles:
Goodwill	191,535	184,675
Other acquired intangibles, net of accumulated amortization	113,562	106,650
Total net goodwill and other acquired intangibles	305,097	291,325
Other assets	14,448	13,491
Total assets	$669,168	$641,291

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$22,377	$18,012
Accrued expenses	35,354	31,903
Current portion of debt and capital lease obligations	466	28,012
Total current liabilities	58,197	77,927

Debt and capital lease obligations, less current portion	40,696	725
Other long-term liabilities	22,681	21,699
Deferred income taxes	42,004	41,871

Shareholders’ equity:
Common stock	295	301
Additional paid-in capital	191,352	179,512
Retained earnings	313,943	319,256
Total shareholders’ equity	505,590	499,069
Total liabilities and shareholders’ equity	$669,168	$641,291

(a) Taken from audited financial statements, which are not presented in their entirety.

Forward Air Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended
	September 30, 2017	September 30, 2016
Operating activities:
Net income	$18,155	$11,931
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	10,326	9,399
Share-based compensation	1,939	2,093
Loss on disposal of property and equipment	194	111
Provision for loss on receivables	1,531	280
Provision for revenue adjustments	663	365
Deferred income tax expense	(662)	(220)
Excess tax benefit for stock options exercised	—	(50)
Changes in operating assets and liabilities
Accounts receivable	(10,759)	(6,716)
Prepaid expenses and other current assets	2,567	2,182
Accounts payable and accrued expenses	1,776	14,026
Net cash provided by operating activities	25,730	33,401

Investing activities:
Proceeds from disposal of property and equipment	158	695
Purchases of property and equipment	(8,948)	(12,684)
Acquisition of business, net of cash acquired	—	(10,100)
Other	(585)	(71)
Net cash used in investing activities	(9,375)	(22,160)

Financing activities:
Payments of debt and capital lease obligations	(282)	(13,942)
Proceeds from senior credit facility	20,000	—
Proceeds from exercise of stock options	750	5,947
Payments of cash dividends	(4,502)	(3,653)
Repurchase of common stock (repurchase program)	(29,988)	(9,995)
Excess tax benefit for stock options exercised	—	50
Cash settlement of share-based awards for tax withholdings	—	(14)
Net cash used in financing activities	(14,022)	(21,607)
Net increase (decrease) in cash	2,333	(10,366)
Cash at beginning of period	10,090	21,679
Cash at end of period	$12,423	$11,313

Forward Air Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine months ended
	September 30, 2017	September 30, 2016
Operating activities:
Net income	$51,948	$14,964
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	30,578	28,409
Impairment of goodwill, intangible and other assets	—	42,442
Share-based compensation	5,965	6,204
Loss on disposal of property and equipment	701	201
Provision for loss on receivables	1,788	268
Provision for revenue adjustments	2,131	1,570
Deferred income tax	132	661
Excess tax benefit for stock options exercised	—	(137)
Changes in operating assets and liabilities
Accounts receivable	(19,417)	(8,000)
Other current assets	(1,411)	(1,354)
Accounts payable and accrued expenses	5,296	9,380
Net cash provided by operating activities	77,711	94,608

Investing activities:
Proceeds from disposal of property and equipment	1,497	1,795
Purchases of property and equipment	(13,610)	(28,725)
Acquisition of business, net of cash acquired	(22,500)	(11,800)
Other	(73)	(673)
Net cash used in investing activities	(34,686)	(39,403)

Financing activities:
Payments of debt and capital lease obligations	(42,715)	(41,825)
Proceeds from senior credit facility	55,000	—
Proceeds from exercise of stock options	5,642	7,041
Payments of cash dividends	(13,584)	(10,987)
Repurchase of common stock (repurchase program)	(41,983)	(29,986)
Common stock issued under employee stock purchase plan	226	215
Excess tax benefit for stock options exercised	—	137
Cash settlement of share-based awards for tax withholdings	(1,699)	(1,800)
Net cash used in financing activities	(39,113)	(77,205)
Net increase (decrease) in cash	3,912	(22,000)
Cash at beginning of period	8,511	33,312
Cash at end of period	$12,423	$11,312

Forward Air Corporation Reconciliation of U.S. GAAP and Non-GAAP Financial Measures

The Company reports its financial results in accordance with GAAP (also referred to herein as “reported”). However, the Company also uses “non-GAAP financial measures” that are derived on the basis of methodologies other than in accordance with GAAP. Specifically, the Company believes that meaningful analysis of its financial performance in 2017 and 2016 requires an understanding of the factors underlying that performance, including an understanding of items that are non-operational. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions and in evaluating the Company’s performance.

This press release contains the following non-GAAP financial measures: adjusted income from operations, adjusted net income, adjusted earnings per diluted share, adjusted effective income tax rate and guidance with respect to adjusted net income per diluted share. These measures exclude intangible asset impairments costs and intangible asset impairment tax ramifications related to TQI for the three months ended September 30, 2016 and December 31, 2016. The Company believes that excluding these items will assist investors in understanding our core operating performance and allow for more accurate comparisons of results.

Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. Our non-GAAP financial information does not represent a comprehensive basis of accounting. As required by the Securities and Exchange Act of 1933 and the rules and regulations promulgated thereunder, the tables below present, for the periods indicated, a reconciliation of our presented non-GAAP financial measures to the most directly comparable GAAP financial measures.

Forward Air Corporation
Reconciliation to U.S. GAAP
(In millions, except per share data)
(Unaudited)

	Three months ended September 30, 2016
	Operating Income	Other, Net	Income before taxes	Income taxes	Effective tax rate	Net Income	Diluted earnings per share
Reported (GAAP)	$24.7	$(0.2)	$24.5	$12.6	51.3%	$11.9	$0.39
Items impacting comparability:
Impact of TQI impairment on income taxes	—	—	—	(3.6)	14.3%	3.6	0.12
After considering items (Non-GAAP)	$24.7	$(0.2)	$24.5	$9.0	37.0%	$15.5	$0.51

	Three months ended December 31, 2016
	Operating Income	Other, Net	Income before taxes	Income taxes	Effective tax rate	Net Income	Diluted earnings per share
Reported (GAAP)	$28.2	$(0.2)	$28.0	$15.3	54.6%	$12.7	$0.42
Items impacting comparability:
Impact of TQI impairment on income taxes	—	—	—	(5.0)	17.8%	5.0	0.16
After considering items (Non-GAAP)	$28.2	$(0.2)	$28.0	$10.3	36.8%	$17.7	$0.58

The following table summarizes supplemental guidance information that management believes to be useful.

Forward Air Corporation
Additional Guidance Data
(In thousands, except per share data)
(Unaudited)

Three months ended
Actual	September 30, 2017
Net income	$18,155
Income allocated to participating securities	(145)
Numerator for diluted income per share - net income	$18,010

Fully diluted share count	29,940
Diluted earnings per share	$0.60

Projected	Full year 2017
Projected tax rate	35.8%

Projected year end fully diluted share count (before consideration of future share repurchases)	30,000

Projected capital expenditures, net	$39,700

Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding expected operating results, such as revenue growth and earnings, and guidance relating to income per diluted share, adjusted income per diluted share and adjusted effective tax rate for the second quarter.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our inability to maintain our historical growth rate because of a decreased volume of freight moving through our network or decreased average revenue per pound of freight moving through our network, tax matters, the availability and compensation of qualified independent owner-operators and freight handlers needed to serve our transportation needs, our inability to successfully integrate acquisitions and the risks described in our Annual Report on Form 10-K for the year ended December 31, 2016.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SOURCE: Forward Air Corporation

Forward Air Corporation
Michael J. Morris, 404-362-8933
mmorris@forwardair.com